EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Perry Ellis International, Inc. on Form S-8 of our report dated March 12, 1999 (June 11, 1999 as to Note 17) appearing in the Annual Report on Form 10-K/A of Supreme International Corporation for the year ended January 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
June 25, 1999